Contact:       Paul Coghlan                               5:00 EDT
               Vice President, Finance                    Tuesday, July 20, 2004
               (408) 432-1900                             US1


LINEAR TECHNOLOGY REPORTS A STRONG YEAR WITH ANNUAL AND QUARTERLY INCREASES IN SALES AND PROFITS.


         Milpitas, California, July 20, 2004, Linear Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today announced that net sales for its fiscal year ended June 27, 2004, were $807,281,000, an increase of 33% over net sales of $606,573,000 for the previous year. The Company also reported net income for the year of $328,171,000 or $1.02 diluted earnings per share, an increase of 39% from $236,591,000 or $0.74 diluted earnings per share reported for fiscal 2003. Net sales for the fourth quarter ended June 27, 2004 were $238,050,000, a 44% increase from net sales of $165,767,000 for the fourth quarter of the previous year. Net income for the quarter was $98,816,000 or $0.31 diluted earnings per share, compared with $66,004,000 or $0.21 diluted earnings per share, an increase of 50% from the fourth quarter of the previous year. Return on Sales was 42% for the quarter and 41% for the year. A cash dividend of $0.08 per share will be paid on August 18, 2004 to stockholders of record on July 30, 2004. The Company generated additional cash and short-term investments of $395 million for the year and $135 million for the fourth quarter before the purchase of common stock. The Company purchased 8,411,200 shares of its common stock for $332 million for the year including 3,406,200 shares for $127 million in the quarter, resulting in a net increase in cash and short-term investments of $63 million for the year and $8 million for the quarter.

         The Board of Directors authorized the Company to purchase up to 10 million shares of its outstanding common stock in the open market over the next two years.

         According to Robert H. Swanson, Chairman of the Board and CEO, "Fiscal 2004 was a very strong year for Linear with momentum building steadily as each of the quarters had accelerated year over year growth in sales and profits.

Accordingly, we closed the year with our strongest quarter growing sales 14% and profits 16% sequentially over the March quarter. Typically the summer quarter, which we are entering, is the quarter with the lowest sequential growth, generally low single digits. However, this year, given the broad based strength we are experiencing in our marketplace, should these current trends continue, we expect to have a seasonally strong start to our new fiscal year with sales growing roughly 5% to 7% sequentially from the quarter just completed."

         Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated growth of our sales and profits are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general conditions in the world economy and financial markets, and other factors described in our 10-K for the fiscal year ended June 29, 2003.

         Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, July 21, 2004 at 8:30 a.m. Pacific Coast Time. Those investors wishing to listen in may call (913) 981-4900 before 8:15 a.m. to be included in the audience. There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com. A replay of the conference call will be available from July 21 through July 27, 2004. You may access this post view by calling (719) 457-0820 and entering reservation #522791. An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of July 21, 2004 until the fourth quarter earnings release next year.

         Linear Technology Corporation was founded in 1981 as a manufacturer of high performance linear integrated circuits. Linear Technology products include high performance amplifiers, comparators, voltage references, monolithic filters, linear regulators, DC-DC converters, battery chargers, data converters, communications interface circuits, RF signal conditioning circuits, and many other analog functions. Applications for Linear Technology's high performance circuits include telecommunications, cellular telephones, networking products such as optical switches, notebook and desktop computers, computer peripherals, video/multimedia, industrial instrumentation, security monitoring devices, high-end consumer products such as digital cameras and MP3 players, complex medical devices, automotive electronics, factory automation, process control, and military and space systems.

         For  further  information  contact  Paul  Coghlan at Linear  Technology
Corporation,   1630  McCarthy  Blvd.,  Milpitas,  California  95035-7417,  (408)
432-1900.

                          LINEAR TECHNOLOGY CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)

                                        Three Months Ended       Year Ended
                                       -------------------   -------------------
                                           (unaudited)            (audited)

                                       June 27,   June 29,   June 27,   June 29,
                                         2004       2003       2004       2003
                                       --------   --------   --------   --------

Net sales                              $238,050   $165,767   $807,281   $606,573

Cost of sales                            53,178     40,455    185,960    155,066
                                       --------   --------   --------   --------

    Gross profit                        184,872    125,312    621,321    451,507
                                       --------   --------   --------   --------

Expenses:

    Research & development               28,660     24,396    104,620     91,410

    Selling, general and
      administrative                     22,607     16,241     79,971     65,586
                                       --------   --------   --------   --------

                                         51,267     40,637    184,591    156,996
                                       --------   --------   --------   --------

      Operating income                  133,605     84,675    436,730    294,511

Interest income, net                      5,574      8,288     25,483     38,715
                                       --------   --------   --------   --------

    Income before income taxes          139,179     92,963    462,213    333,226

Provision for income taxes               40,363     26,959    134,042     96,635
                                       --------   --------   --------   --------

    Net income                         $ 98,816   $ 66,004   $328,171   $236,591
                                       ========   ========   ========   ========

Basic earnings per share               $   0.32   $   0.21   $   1.05   $   0.76
                                       ========   ========   ========   ========

Shares used in the
     calculation of basic
     earnings per share                 309,479    312,907    312,063    313,115
                                       ========   ========   ========   ========

Diluted earnings per share             $   0.31   $   0.21   $   1.02   $   0.74
                                       ========   ========   ========   ========

Shares used in the
     calculation of diluted
     earnings per share                 317,984    321,847    321,456    321,375
                                       ========   ========   ========   ========

                          LINEAR TECHNOLOGY CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                     June 27,          June 29,
                                                       2004              2003
                                                     (audited)        (audited)
                                                    -----------      -----------
ASSETS

Current assets:
     Cash, cash equivalents and
        short-term investments                      $ 1,656,540      $ 1,593,567

     Accounts receivable, net of
        allowance for doubtful

        accounts of $1,762 ($1,762
        at June 29, 2003)                                79,142           80,094

     Inventories                                         32,704           32,094

     Deferred tax assets and other
        current assets                                   63,709           70,245
                                                    -----------      -----------

     Total current assets                             1,832,095        1,776,000
                                                    -----------      -----------

Property, plant & equipment, net                        201,080          223,444
Other non current assets                                 54,528           57,435
                                                    -----------      -----------

Total assets                                        $ 2,087,703      $ 2,056,879
                                                    ===========      ===========

                          LINEAR TECHNOLOGY CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                      June 27,         June 29,
                                                        2004             2003
                                                     (audited)        (audited)
                                                     -----------      ----------
LIABILITIES & STOCKHOLDERS ' EQUITY

Current liabilities:
   Accounts payable                                 $    14,410      $     7,480

   Accrued income taxes, payroll &
      other accrued liabilities                         146,342          109,871

   Deferred income on shipments
      to distributors                                    41,862           44,678
                                                    -----------      -----------

        Total current liabilities                       202,614          162,029
                                                    -----------      -----------

Deferred tax and other long-term
   liabilities                                           74,484           79,921

Stockholders' equity:

   Common stock                                         815,472          740,397

   Retained earnings                                    997,593        1,067,582
   Accumulated other comprehensive
      income                                             (2,460)           6,950
                                                    -----------      -----------
        Total stockholders' equity                    1,810,605        1,814,929
                                                    -----------      -----------
                                                    $ 2,087,703      $ 2,056,879
                                                    ===========      ===========